UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April, 27, 2026

Cineverse Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31810	22-3720962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 W. 35th St. Suite 500, #947
New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 206-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE	CNVS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2026, Cineverse Corp. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with OCI-Cinedigm, LLC, a holder of shares of the Company’s Series A Preferred (the “Preferred Stock”). Pursuant to the Exchange Agreement, the Company agreed to issue shares of its Class A common stock, par value $0.001 per share (the “Common Stock”) in exchange for an aggregate of the holder’s 3.118 shares of Preferred Stock. The exchange will be made in five (5) equal tranches, commencing May 1, 2026, and the number of shares of Common Stock issuable in each tranche will be calculated by dividing the value of the shares of Preferred Stock being exchanged by the 5-day volume weighted average price ending on the trading day preceding the exchange. The Company is authorized to issue up to 1,500,000 shares of Common Stock under the Exchange Agreement. Upon the exchange of each tranche, the shares of Preferred Stock so exchanged will be immediately retired and restored to the status of authorized but unissued preferred stock.

The foregoing description of the Exchange Agreement is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference. The shares of Common Stock were issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Exchange Agreement dated April 27, 2026 between Cineverse Corp. and OCI-Cinedigm, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 1, 2026	By:	/s/ Gary Loffredo
		Name: Date:	Gary S. Loffredo Chief Legal Officer, Secretary and Senior Advisor